UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3rd Floor, Borough A, Block A. No.181 South Taibai Road Xi’an, Shaanxi Province People’s Republic of China 710065
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	(011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01.	Other Events.

On July 24, 2009, China Green Agriculture, Inc. (the “Company”) issued a press release announcing that it closed an offering of 3,500,000 shares of its common stock (the “Closing”) and 525,000 shares of its common stock relating to exercise by the underwriter of its over-allotment option in whole (the “Additional Closing”) at a public offering price of $7.15 per share. The offering was underwritten by Roth Capital Partners, LLC (“Roth”), pursuant to that certain Underwriting Agreement by and between the Company and Roth dated July 20, 2009, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2009. The Closing and the Additional Closing took place on July 24, 2009. The Company’s press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following is filed as exhibit to this report:

Exhibit No.	Description

99.1	Press Release dated July 24, 2009.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009

CHINA GREEN AGRICULTURE, INC. (Registrant)

By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer